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                                                                   Exhibit 10.18

STOCKING DISTRIBUTOR AGREEMENT:
GLENAYRE WESTERN MULTIPLEX, CORP.
And
Somera Communications (Somera)
------------------------------

This agreement is made on May 27, 1998, to be considered the effective date, between Glenayre Western Multiplex, Corp. (hereinafter called the Supplier), having its principal place of business at 1196 Borregas Avenue, Sunnyvale, CA 94089-1302 and Somera, a Value Added Distributor (hereinafter called the Distributor) having its principal place of business at 5383 Hollister Ave., Suite 100, Goleta, CA 93111

I.   Scope

     Supplier appoints and Distributor accepts appointment as a non-exclusive distributor of Supplier's products or services (hereinafter called equipment) for the purposes of purchasing and selling the equipment.

II.  Term

     The term of this agreement is one year from the effective date of the agreement and is renewable for successive one year terms by mutual agreement of Supplier and Distributor.

III. Distributor Obligations

     A. To maintain a sales organization and to solicit and actively promote the sale of the Supplier's equipment.
     B. To keep the Supplier advised of sales opportunities, activities and problems that may require support from the Supplier.
     C. To provide Supplier with Point-of Sales and inventory reports on a monthly basis.
     D.   Act as the back-up for Technical Support.

IV.  Supplier Obligations

     A.   To provide Distributor with sales aids, technical assistance, sales and technical support. (To be the first point of contract on technical issues and provide four complete sets of technical documentation).
     B. To provide training and equipment instructions to Distributor's sales force and customers as deemed reasonable for the effective sale of the equipment and to maintain the integrity of the Distributor's marketplace.
     C. To make every reasonable effort to fill firm orders on the specified delivery dates and provide notification immediately of the anticipated ship date upon realization that scheduled ship dates cannot be met.
     D.   To provide Supplier's catalogs, literature, technical references, other collateral and promotional materials (via hard copy or electronically if possible) in quantities deemed reasonable by both the Supplier and the Distributor free of charge for the purpose of marketing and supporting the sale of the Supplier's products.
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Distributor Agreement                                                          2

    E. To assist the Distributor with available documentation necessary for regulations, tariffs, taxes or other regulatory or legal matters.
    F. To disburse full crediting to Supplier's sales force as indicated by Point of Sales information provided by the Distributor each month.
    G. To provide corporate representation as the Distributor interface and principal point of contact.
    H. To provide corporate contact information including a sales organizational chart (include territories and phone numbers), contacts and phone numbers for support of proposal efforts, technical assistance and general sales needs.
    I.  To provide pricing and product information to the Contract
        Administrator.

V.  Pricing

     A. Distributor pricing for Supplier products and services will be set and distributed in a format determined by the Distributor.

     B. All unit prices shall apply to stock and/or drop ship orders regardless of the quantity on the purchase order.
     C. Supplier will support strategic positioning on a per situation basis with firm pricing for Distributor encompassing a customer's need, including time-frame, based on the potential volume and merit of the opportunity.
     D. All unit pricing for Glenayre Distributors is established as equal. No distributor will be offered lower pricing than any other distributor.

VI.  Price Changes/Price Protection

     A. In the event Supplier reduces Distributor's price of any product, the Supplier will provide Distributor full credit for the difference between the purchased price and the new reduced price, provided:

        1. Distributor has product in inventory, or has an open Purchase Order for product that has not been shipped.
        2. Distributor was shipped the inventoried product within 90 days prior to the date of price reduction notification.

VII. Stocking Requirements

     In the event a new product or service is introduced by the Supplier and an initial stocking order is required, stocking of the new product will be at the discretion of the Distributor. If the Distributor elects to purchase the initial stocking order all sections of this agreement will apply to the new product as if it had been a part of the original agreement.
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Distributor Agreement                                                         3

VIII.  Discontinued/Additions and Maintenance Products of Services

       A. Supplier will give Distributor 180 days written notice of any manufacturer discontinued (MD) or additions and maintenance (A&M) products or services.
       B. Product Change Notices will be provided in writing to the Distributor 90 days in advance of the effective date.

IX.    Cancellation/Rescheduling

       The Distributor may cancel an order or reschedule shipments within 15 calendar days before a scheduled ship date without penalty. Orders cancelled within 15 calendar days of the scheduled ship date are subject to a 10% restocking charge.

X.     Returns

       A. Distributor may return, without penalty inventory valued up to 15% of the previous 12 months purchases in any contract year, provided that:
          1. The materials were purchased during the preceding 12 months
          2. The materials are new and in the original packing material
          3. This value will be calculated on a cumulative rolling 12 month basis.
       B. The option to return may be exercised once each calendar quarter at the discretion of the Distributor:
       C. All Materials returned will be with the prior approval of the Supplier and according to return instructions from the Supplier for each return provided that:
          1. Return instructions are received within 30 calendar days of the request.
          2.  Suppler will accept returns up to 60 days from the request.
       D. All returned equipment will be shipped FOB freight prepaid by the Distributor.
       E. Returns will be for credit.
       F. Distributor may, at its option and regardless of returns covered under "A" above, return Supplier manufactured materials for a maximum restocking fee of 15% for standard products, provided that:
          1. The Materials were purchased during the preceding 12 months.
          2. The Materials are new and in the original packaging.

XI.    Ordering

       A. Following the initial stocking order the Supplier does not require a minimum order value or quantity.
       B. The Supplier will accept order from the Distributor for stock and/or drop shipment.
       C. Orders will be shipped at the Distributor's confirmed shipment schedule to the specified warehouse as directed by the Distributor at the time of order.
        D.Early or late shipment will be made only when the new dates have been agreed upon in writing by both parties.
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Distributor Agreement                                                          4

XII.  Terms of Shipment

      A. All prices are FOB shipping point.
      B. distributor will specify freight carrier and Supplier will ship on a collect basis for shipments over 100 pounds. The Distributor will include such instructions on all submitted purchase orders.
      C. On shipments of 100 pounds or less the Supplier will ship via UPS on a prepaid and bill basis.
      D. In the event of loss, miss-delivery, or damage during shipment to the Distributor the Supplier will assist with the carrier in setting any claims and/or will assist the Distributor in negotiating with the carrier in reaching a suitable settlement.

XIII. Payment Terms

      Payment in full for each item of equipment shall be due and payable net 30 days from the date of invoice.

XIV.  Relationship Between Parties

      The relationship between the Supplier and the Distributor is that of vendor and purchaser. This agreement does not establish a joint venture, agency, partnership, franchise, or employer/employee relationship between parties.

XV.   Confidentiality

      During the term of this agreement and at all times thereafter, both parties shall regard and preserve as confidential all proprietary documents and information furnished by the other party. Both parties agree that they shall take reasonable precautions to ensure that employees do not communicate or give in any way, oral or written, to any third party any proprietary information furnished by the other party. If ownership of either party should change, no proprietary information shall be assigned to a third party without prior written consent from the other party. In order for information to be deemed confidential either party must identify it as such in writing at the time of disclosure.

XVI.  Captions and Paragraph

      Captions and paragraph headings used herein are used for convenience only and are not part of this Agreement and shall not be used in construing it.

XVII. Warranty of Non-Infringement and Indemnification

      This Supplier hereby represents and warrants that the products or services supplied to the Distributor by the Supplier do not infringe any patent, copyright, trademark, trade secret or any other intellectual property rights of any third party. The Supplier will hold
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Distributor Agreement                                                          5

       harmless, including the payment of Distributor's attorney's fees, in connection with any claim by a third party that the products or services which the Supplier provides to the Distributor infringe or any patent, copyright, trademark, trade secret or any other intellectual property rights.

XVIII. Governing Law

       Any disputes or settlements involving this agreement shall be governed by the laws of the State of California, USA.

XIX.   Notices

       Any notices or other correspondence regarding this agreement shall be sent to:

              Distributor                     S upplier
              Somera, Inc.                     Glenayre Western Multiplex, Inc.
              Attn:  Mr. Dan Firestone         Attn:  Mr. John Wilson
              5383 Hollister Ave. Ste. 1000    1196 Borregas Ave.
              Goleta, CA  93111                Sunnyvale, CA  94089


Somera Communications               Glenayre Western Multiplex, Inc.
---------------------               --------------------------------
Distributor                         Supplier


/s/  Dan Firestone                  /s/  Barry R. Foster
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Signature                           Signature


Dan Firestone, CEO                  Barry. R. Foster
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Printed Name and Title              Printed Name and Title


6/1/98                              6/1/98
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Date Signed                         Date Signed